EXHIBIT 99.1

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of May 5, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

F-1

PLUTONIAN ACQUISITION CORP II

UNAUDITED PRO FORMA BALANCE SHEET

May 5, 2026

	April 29, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$7,647	$559,039	(a)	$566,756
		70	(g)
Prepaid expenses	5,000	-		5,000
Due from related party	559,039	(559,039	)(a)	-
Total Current Assets	571,686	70		571,756

Cash and investments held in Trust Account	100,500,000	7,500,000	(b)	108,095,414
		37,500	(c)
		57,914	(f)
Deferred offering costs	-	40,500	(e)	-
		36,562	(i)
		(77,062	)(j)
Total Assets	$101,071,686	$7,595,483		$108,667,170

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$35,555	$2,000	(g)	$37,555
Over-allotment option liability	135,060	(135,060	)(h)	-
Total Current Liabilities	170,615	(133,060)		37,555
Total Liabilities	170,615	(133,060)		37,555

Commitments and Contingencies (Note 6)

Class A ordinary shares subject to possible redemption, $0.0001 par value, 480,000,000 shares authorized, 10,000,000 shares and 10,750,000 shares at redemption value of $10.05 per share, as actual and adjusted, respectively	100,500,000	7,500,000	(b)	108,095,414
		37,500	(d)
		57,914	(f)
Shareholders’ Equity:
Preferred shares, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value, 602,500 shares and 633,737 shares issued and outstanding (excluding 10,000,000 shares and 10,750,000 shares subject to possible redemption) as actual and adjusted, respectively	60	0.40	(c)	63
		0.40	(e)
		2	(i)
Class B ordinary shares, $0.0001 par value, 10,000,000 shares authorized, 2,875,000 shares and 2,687,500 shares issued and outstanding(1) (excluding 10,000,000 shares and 10,750,000 shares subject to possible redemption) as actual and adjusted, respectively	287	(19	)(k)	268
Additional paid-in capital	525,889	37,499.60	(c)	603,051
		(37,500	)(d)
		(57,914	)(f)
		40,499.60	(e)
		135,060	(h)
		36,560	(i)
		(77,062	)(j)
		19	(k)
Accumulated deficit	(125,165)	57,914	(f)	(69,182)
		(2,000	)(g)
		70	(g)
Total Shareholders’ Equity	401,071	133,130		534,201
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$101,071,686	$7,595,483		$108,667,170

(1)

On May 4, 2026, the Company entered into a Side Letter Agreement waiving any right to exercise the remaining 750,000 over-allotment units. As a result, no class B ordinary shares were subject to forfeiture.

The accompany notes are an integral part of the unaudited pro forma financial statement.

F-2

PLUTONIAN ACQUISITION CORP II

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Plutonian Acquisition Corp II (the “Company”) as of April 29, 2026, adjusted for the closing of the underwriters’ partial exercise of the over-allotment option and related transactions which occurred on May 5, 2026 as described below.

On April 29, 2026, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which Plutonian Capital II LLC (the “Sponsor”), purchased 210,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,100,000.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On April 29, 2026, the underwriters notified the Company of their partial exercise of the over-allotment option to purchase 750,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on May 5, 2026, generating total gross proceeds of $7,500,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 7,800 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $78,000.

A total of $108,037,500 ($10.05 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on April 29, 2026 and May 5, 2026, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

F-3

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash	$559,039
	Due from related party		$559,039
	To record the deposit of Net proceeds from sale of Private Placement Units to sponsor IPO proceeds from the sponsor

(b)	Cash and investments held in Trust Account	$7,500,000
	Class A ordinary share subject to possible redemption		$7,500,000
	To record the sale of 750,000 Option Units at $10.00 per Unit

(c)	Cash and investments held in Trust Account	$37,500
	Class A ordinary shares (not redeemable)		$0.40
	Additional paid-in capital		$37,499.60
	To record the sale of 3,750 Private Placement Units at $10.00 per Unit

(d)	Additional paid-in capital	$37,500
	Ordinary share subject to possible redemption		$37,500
	Sponsor contribution of $0.05 per unit on 750,000 units (trust overfunding) -reclass to temporary equity

(e)	Deferred offering costs	$40,500
	Class A ordinary shares (not redeemable)		$0.40
	Additional paid-in capital		$40,499.60
	To record the sale of 4,050 Private Placement Units at $10.00 per Unit to pay underwriting commission (0.54% of sale of Option Units proceeds)

(f)	Cash and investments held in Trust Account	$57,914
	Interest earned in investments held in Trust Account		$57,914
	Additional paid-in capital	$57,914
	Ordinary share subject to possible redemption		$57,914
	To record interest earned in Trust Account and to reclass interest income to temporary equity

(g)	Cash	$70
	Interest income - bank		$70
	Administrative service expense	2,000
	Accounts payable and accrued expenses		$2,000
	To record bank interest income and accrued expenses

(h)	Over-allotment liability	$135,060
	Additional paid-in capital		$135,060
	To reverse over-allotment option liability

(i)	Deferred offering costs	$36,562
	Class A ordinary shares (not redeemable)		$2
	Additional paid-in capital		36,560
	To record issuance of 23,437 representative shares to underwriter at an estimated fair value

(j)	Additional paid-in capital	$77,062
	Deferred offering costs		$77,062
	To record the charge of deferred offering costs to APIC

(k)	Class B ordinary shares	$19
	Additional paid-in capital		$19
	To record forfeiture of 187,500 Class B ordinary shares per the Side Letter Agreement

F-4